EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual
Report (Form 10-K) of St. Jude Medical, Inc. of our report dated
February 4, 1994, included in the 1993 Annual Report to
Shareholders of St. Jude Medical, Inc.

We also consent to the incorporation by reference in Registration Statement No. 33-9262; Registration
Statement No. 33-29085; Registration Statement No.33-41459 and Registration Statement No. 33-48502 on Form S-8 of our reports dated February 4, 1994, with respect to the consolidated financial statements and schedules of St. Jude Medical, Inc. included in or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1993.

[signature of Ernst & Young]

Minneapolis, Minnesota
March 24, 1994